UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 17, 2010

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina	000-30523	58-2466370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street Spartanburg, South Carolina	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 948-9001

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

On September 17, 2010, J. Barry Mason notified the Company of his resignation as the President, Chief Executive Officer, and Director of First National Bancshares, Inc. (the “Company”) effective immediately.  As previously disclosed, the Company’s wholly owned national bank subsidiary, First National Bank of the South (the "Bank"), was closed by the Office of the Comptroller of the Currency on July 16, 2010, and the Federal Deposit Insurance Corporation was named as receiver of the Bank.  The Company is currently exploring methods of winding down its operations.

Mr. Mason’s employment agreement, which was dated August 24, 2009 and filed on November 2, 2009 with the SEC as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, was terminated in conjunction with his resignation.  Mr. Mason’s decision to resign did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices, and the Company expressed appreciation for Mr. Mason’s contributions to the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

	By:	/s/ C. Dan Adams
C. Dan Adams
Chairman

Dated: September 30, 2010